Translation from Russian into English

Exhibit 10.3

CONTRACT No. 09/01
on goods delivery

Chisinau City	“03” September 2001

SRL “Asconi” (Republic of Moldova), hereinafter referred to as “the Seller”, in the person of General Director Jitaru K.P. acting on the Statute basis and “Torgovii dom Moldova” Ltd, hereinafter referred to as “the Buyer”, in the person of General Director Grigoras V.I. acting on the Statute basis, jointly hereinafter referred to as the parties, hereby agree as follows:

1. SUBJECT OF THE CONTRACT

1.1.	The Seller undertakes to deliver (produce, mark and forward) and transfer to the possession of the Buyer the goods, and the Buyer undertakes to accept the goods and perform the customs clearance and payment of the goods.

1.2.	The goods under the Contract are strong drinks (wine) meeting the International Standard GOST 7208-93 in quantity, assortment and at prices stated in Annexes (Specifications) to the present Contract that shall be considered as an integral part of the Contract.

2. PRICE OF THE GOODS AND VALUE OF THE CONTRACT

2.1.	The price for each product under the present Contract is quoted in USA dollars and stated in Annexes (Specifications) to the present Contract and includes cost of package, packing and marking as well as delivery of the goods to the place of destination on FCA terms, dispatch station – Mereni, Republic of Moldova.

2.2.	The total value of the Contract constitutes one million US dollars.

2.3.	The total value of the Contract may be increased or reduced only by the parties’ consent.

2.4.	The goods shall be shipped to the Buyer by means of motor transport. The shipping requisites of the Buyer:

2.5.	The Contract is valid during one year from 10 September 2001 to 10 September 2002.
.

3. TERMS AND CONDITIONS OF DELIVERY

3.1.	Delivery of the goods shall be performed on FCA terms according to INOTERMS 2001, dispatch station is Mereni, Republic of Moldova.

3.2.	According to the terms of the present Contract delivery of the goods shall be performed in lots in the quantity and assortment agreed upon by the parties.

3.3.	The goods shall be delivered within 15 (fifteen) days after the date of notification of the Seller about the Buyer’s readiness to accept an agreed lot of the goods. The notification shall be given by fax.

3.4.	Delivery of the goods performed ahead of time without prior authorization of the Buyer shall not be allowed.

3.5.	Loading of the goods in transport facilities and their fixing shall be performed in a way preventing damage and breakage of the goods during the further transportation.

Seal: / Republic of Moldova, Chisinau District, Puhoi,
Commercial and Production Firm S.R.L. “ASCONI”, no. 10304619/

Translation from Russian into English

4. QUALITY OF THE GOODS, PACKING AND MARKING

4.1.	Quality of the goods and package shall comply with sanitary regulations of the Buyer’s country. Package of the goods shall ensure safe and sound conditions of the goods during transportation and storage.

4.2.	Compliance of the goods with the stated above regulations shall be supported with the following documents:

-	Compliance Certificate for each lot of the goods issued by the state competent authority in the country of the origin of the goods, which shall indicate at least the full appellation of the goods, actual data of the goods quality, packing and marking of the goods (in accordance with the quality requirements to package current in the county of the Buyer), actual date of the goods production.

4.3.	A label, contr-label, foil, and cork of each item of the goods as well as a bottle shall satisfy the current State Standards of Ukraine. Patterns of the labels and contr-labels shall be agreed upon with the Buyer and are subject to its approval.

4.4.	Each item of the goods under the present Contract shall be marked by excise labels granted by the Buyer to the Seller for each shipped lot of the goods. Marking is carried out by means of gluing a “horse-shore” shaped excise label to the neck of each bottle with a kind of glue that will not allow to remove the label from the goods or uncork the bottle without damage to the label.

4.5.	All boxes with the goods shall be marked with indelible ink in English and Russian and show the following information:

-	Name, address and telephones of the Shipper and the Consignee,

-	Net and gross weight, kg,

-	Date of bottling.

5. ACCEPTANCE OF THE GOODS

5.1.	The goods shall be accepted in the presence of the following documents:

-	Properly issued Invoice indicating: appellation of the goods, quantity of the goods, price per item, numbers of railway cars or motor transport, series of excise labels for each product of the goods and their numbers, quantity of the goods with certain labels and the whole capacity in liters.

-	Certificate of Origin of the goods (CT 1).

-	Compliance Certificate issued by the Center of Standardization of Moldova Republic.

-	Test Reports.

-	Quality Certificate.

-	Properly issued waybill.

-	Copies of export declaration certified by customs authorities of Moldova Republic.

-	Sanitary Certificate.

-	Other necessary documentation specified by the current legislation of Ukraine.

5.2.	The results of the acceptance procedure regarding the quality and quantity of the goods shall be indicated in Acceptance Report. Data of Acceptance Report is final and binding upon both the Seller and the Buyer.

5.3.	Quality of the goods shall be confirmed by the expertise carried out by Standard authorities and in case of questionable points by representatives of the Chamber of Commerce and Industry of RM.

5.4.	If, through the stated above expertise, the quality or package or marking of the goods are found to be inadequate to the conditions of the present Contract, the Seller shall replace the faulty goods to the goods of specified quality at the Seller’s expense, indemnify the Buyer for all losses arisen in that case and pay a penalty to the amount stated in art. 10.3 of the present Contract.

Seal: / Republic of Moldova, Chisinau District, Puhoi,
Commercial and Production Firm S.R.L. “ASCONI”, no. 10304619 /

Translation from Russian into English

5.5.	The Seller shall grant the Buyer or its representative the right to check the quality, packing and marking of the goods at any suitable for the Buyer time prior the goods dispatch.

6. TERMS OF TRANSPORTATION

6.1.	During no later than 24 hours from the moment of dispatch of each lot of the goods, the Seller or its agent shall inform the Buyer by telex or telegraph about the following:

-	appellation of the goods,

-	numbers of railway cars or kind and state numbers of other transport facilities,

-	number of places and gross weight of the goods according to each waybill,

-	copies of invoices and other covering letters,

-	schemes of the goods fixing in the transport facilities.

7. TERMS OF PAYMENT

7.1.	Payment for each delivered lot under the present Contract shall be performed within _____ calendar days after performance of the customs clearance of the goods on the territory of Ukraine. All bank expenses including bank charge on the territory of Ukraine shall be covered by the Buyer, out of the territory of Ukraine - by the Seller.

7.2.	Payment shall be made in US dollars.

7.3.	All expenses and duties levied on the territory of Ukraine including customs duties, taxes on booking and carrying out the present Contract shall be born by the Buyer, out of the territory of Ukraine by the Seller.

8. CLAIMS

8.1.	The Seller reserves the right to make a claim:

-	regarding quantity, damage, shortage, bottles and package — during 7 days of receipt;

-	regarding quality — during 90 days of receipt.

The claim shall be supported with Expertise Report issued by the Chamber of Commerce and Industry of Ukraine or with Report issued by the Head Customs Lab of Ukraine.

The Seller shall respond to the claim within 30 days period from the date it was made, the claim shall be considered accepted.

9. ARBITRATION

9.1.	All disputes and questions between the parties arisen under the present Contract or in its connection shall be settled in a friendly manner by means of negotiations and consultations.

9.2.	If the parties fail to settle the disputes by means of negotiations and consultations then the disputes shall be submitted to the International Commercial Arbitration Court under the Chamber of Commerce and Industry of Moldova Republic in Chisinau City or in the place where the claim was made in accordance with current regulations.

10. RESPONSIBILITIES OF THE PARTIES

10.1.	If the Seller infringes or partially infringes its obligations under the present Contract, the Seller shall indemnify the Buyer for all losses in that connection.

10.2.	In case of the delay in delivery or short-delivery of the goods the Seller shall pay the Buyer a penalty to the following amounts:

Seal: / Republic of Moldova, Chisinau District, Puhoi,
Commercial and Production Firm S.R.L. “ASCONI”, no. 10304619/

Translation from Russian into English

-	for the first 15 (fifteen) days of the delay - 0.05% per day from the total value of the non-delivered or short-delivered goods;

-	from 16th (sixteenth) day of the delay - 0.12% per day from the total value of the non-delivered or short-delivered goods;

10.3.	In case the Seller fails to meet the requirements to the quality of the goods, the Seller shall pay the Buyer a penalty to the amount of 3% from the value of the delivered goods.

10.4.	If the Seller infringes conditions stated in art. 6.1 of the present Contract, the Seller shall pay to the Buyer a penalty to the amount of 0.1% from the value of the lot shipped without notice.

10.5.	The Seller shall bear responsibility for loss and damage to the excise labels given by the Buyer to the amount of the total value of customs duties, i.e the cost of 1 label is equal to the cost of an item of the goods including all customs duties, cost of the label itself and expenses for its procurement.

10.6.	In case of improper issue by the Seller of covering bills that caused the demurrage of the transport facilities and accordingly ill-timed customs clearance of the lot of the goods delivered on the territory of Ukraine, the Seller shall completely indemnnify the Buyer for the losses in that connection within 10 (ten) days of the date stated in the certificate confirming these losses issued by the latter as well as pay a penalty to the amount of 0.5% from the value of the delivered lot of the goods.

10.7.	In case of delivery of the goods with infringement of art. 4.3, 4.4 and 4.5 of the present Contract, the Seller shall pay to the Buyer a penalty to the amount of 1% from the value of the delivered lot.

10.8.	The Buyer has the right to decline the Seller’s penalties stated in the present article provided that the Seller reduces the value of the delivered goods by the amount of these penalties.

11. FORCE MAJOR

11.1.	The parties shall be free from any responsibility for complete or partial non-fulfillment of their obligations under the present Contract if this non-fulfillment comes as a result of Force Major circumstances arisen after the signing of the present Contract that could not be foreseen or prevented by adequate means of the parties and which affected directly the execution of the parties’ obligations under the present Contract.

11.2.	Force Major shall include: earth-quake, flood, fire, hurricane, strike, epidemic, blockade, embargo, legislative acts or decisions of the state authorities, wars and other circumstances that impede the fulfillment of the present Contract and are outside of the parties control.

11.3.	In case of Force Major the validity of the Contract shall be extended accordingly by the period of the exceptional circumstances.

11.4.	The parties shall immediately but not later than in 10 (ten) days inform each other by any available means about Force Major circumstances and their probable duration. A certificate issued by the Camber of Commerce and Industry of the relevant party’s country shall be considered as an adequate evidence of the stated above circumstances. If any party fails to notify the other one about Force Major circumstances and their probable duration, that party shall bear the complete responsibility for losses suffered by the other party in that connection.

11.5.	If Force Major circumstances last more than 50 (fifty) days, the parties have the right to cancel unilaterally the present Contract without any responsibilities to indemnify the other party for losses.

Seal: / Republic of Moldova, Chisinau District, Puhoi,
Commercial and Production Firm S.R.L. “ASCONI”, no. 10304619/

Translation from Russian into English

12. OTHER CONDITIONS

12.1.	No party has the right to assign its rights and obligations under the present Contract to the third party without prior written consent of the other party.

12.2.	All clauses and provisions of the present Contract are confidential and not subject to disclosure.

12.3.	Any modifications and annexes to the present Contract come to force if they are made in written form and signed by both parties or authorized persons for each party.

12.4.	The present Contract is drawn up in two copies with equal juridical power, one copy for each party.

12.5.	The present Contract comes into force upon signing and valid until the complete fulfillment of the contractual obligations by the parties.

13. JURIDICAL ADDRESSES OF THE PARTIES AND BANK REQUISITES

  THE SELLER: SRL “Asconi”
  Republic of Moldova, Chisinau District, Puhoi village
  C/a CREDIT LYONNAIS, NEW YORK, USA
  SWIFT - CRLYUS33, Universalbank,
  Chisinau, Moldova, SWIFT — UNVBMD2X
  In favour SRL Asconi Acc. 22240001016840

  /s/ Constantin Jitaru
  General Director

  Seal: / Republic of Moldova, Chisinau District, Puhoi, Commercial and Production Firm S.R.L. “ASCONI”, no 10304619/

  THE BUYER: LTD “Torgovii Dom Moldova” (“Trading House Moldova”)
  Ukraine, Kiev, 27 A Geroev Stalingrada str., ap. 560
  Identification code nr. 30980055
  03062 Ukraine, Kiev, 65 Podedi av., RC CB “Privatbank”
  MFO 320649, Bank code 23699557
  C/a no. 26006289611002 dollars USA

  General Director                              signature/illegible

  Seal: /Ukraine, Kiev, Liability Limited Company “TORGOVII DIM MOLDOVA”, ID code 30980055/

  The translation has been performed at the translation office of the firm “INTACT-SERVICE” SRL by translator Olga Calmic

  Signature of translator /s/ Olga Calmic

Seal: / Republic of Moldova, Chisinau District, Puhoi,
Commercial and Production Firm S.R.L. “ASCONI”, no. 10304619/